Exhibit 99.1

Consolidated Financial Statements and
Report of Independent Certified Public Accountants
Elite Comfort Solutions Inc. and Subsidiaries
As of September 29, 2018

Elite Comfort Solutions Inc. and Subsidiaries

Table of contents

Report of Independent Certified Public Accountants    1-2
Consolidated financial statements:
Balance sheet    3
Statement of operations and comprehensive income    4
Statement of shareholder’s equity        5
Statement of cash flows    6
Notes to consolidated financial statements    7-18

GRANT THORNTON LLP
201 S College Street
Suite 2500
Charlotte, NC 28244-0100
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
D +1 704 632 3500
F +1 704 334 7701

Board of Directors
Elite Comfort Solutions Inc.

We have audited the accompanying consolidated financial statements of Elite Comfort Solutions Inc. and Subsidiaries (a Delaware corporation), which comprise the consolidated balance sheet as of September 29, 2018, and the related consolidated statement of operations and comprehensive income, shareholder’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elite Comfort Solutions Inc. and Subsidiaries as of September 29, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Charlotte, North Carolina
December 14, 2018

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Consolidated balance sheet

(Amounts in thousands)

September 29	2018

Assets
Current assets:
Cash	$10,445
Accounts receivable, net	76,840
Inventory	58,722
Other current assets	1,801
Income tax receivable	1,696
Total current assets	$149,504
Property, plant and equipment, net	71,655
Intangible assets, net	215,461
Goodwill	225,628
Other assets	1,267
Total assets	$663,515
Liabilities and shareholder's equity
Current liabilities:
Accounts payable	$38,322
Accrued expenses	13,295
Deferred compensation	7,449
Current portion of long-term debt obligations	20,656
Total current liabilities	$79,722
Long-term liabilities:
Long-term debt obligations, net of deferred financing fees	354,302
Revolving Credit Facility	6,000
Deferred tax liabilities	24,542
Total liabilities	$464,566
Commitments and contingencies (Note 11)
Shareholder's equity	198,949
Total liabilities and shareholder's equity	$663,515

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated statement of operations and comprehensive income

(Amounts in thousands)

For the year ended September 29	2018

Net sales	$611,547
Cost of sales	494,233
Gross profit	117,314
Selling, general and administrative	51,867
Income from operations	$65,447
Other expense (income):
Interest	40,761
Other income, net	(901)
Total other expenses, net	$39,860
Income before income taxes	25,587
Benefit for income taxes	(1,399)
Net income	$26,986
Other Comprehensive Income	—
Comprehensive Income	$26,986

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated statement of shareholder’s equity
(Amounts in thousands, except for shares information)

		Capital
	Common	Contributed In	Accumulated	Comprehensive	Shareholder's
	Stock Shares	Excess of Par	Deficit	Income	Equity

Balance, September 30, 2017	100	$224,620	$(52,657)	$—	$171,963
Net income	—	—	26,986	—	26,986
Balance, September 29, 2018	100	$224,620	$(25,671)	$—	$198,949

The accompanying notes are an integral part of these consolidated financial statements.

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Consolidated statement of cash flows
(Amounts in thousands)

For the year ended September 29	2018

Cash flows from operating activities:
Net income	$26,986
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	17,914
Amortization of deferred financing costs	2,966
Loss on sale of property, plant, and equipment	51
Decrease in allowance for uncollectible accounts	(976)
Deferred income tax provision	(3,230)
Decrease in contingent consideration	(1,145)
Deferred compensation	6,457
Changes in operating assets and liabilities:
Accounts receivable	(8,290)
Inventory	(1,267)
Other current assets	772
Other non-current assets	304
Income tax receivable	3,291
Accounts payable	(13,973)
Accrued expenses	5,606
Net cash provided by operating activities	$35,466
Cash flows from investing activities:
Purchase of property, plant and equipment	$(9,442)
Proceeds from sale of property, plant and equipment	8
Net cash used in investing activities	$(9,434)
Cash flows from financing activities:
Payments on Term Loan	$(16,525)
Repayments of Revolving Credit Facility	(6,000)
Net cash used in financing activities	$(22,525)
Net increase in cash	3,507
Cash, beginning of period	6,938
Cash, end of period	$10,445
Supplemental disclosure of non-cash flow information:
Cash paid (received) during the year for:
Interest	36,929
Taxes	(1,459)

The accompanying notes are an integral part of these consolidated financial statements.

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Notes to the consolidated financial statements
(Amounts in thousands, except for shares information)
1Summary of Significant Accounting Policies
Description of Business
Elite Comfort Solutions, Inc. (Elite or the Company) is a leading developer and manufacturer of specialty foam and additives technology for the bedding and home furnishings industry. The Company is comprised of 16 facilities in the United States and has approximately 900 employees.
Legal Entity Structure
The Company was formed on January 7, 2016 (inception) and is wholly owned by Elite Comfort Solutions, LP (ECS LP) (f/k/a Specialty Foam Technologies, LP) as the parent holding limited partnership.
On January 15, 2016, Elite acquired 100% of the equity of Peterson Chemical Technology, LLC and Peterson Chemical, Inc. (collectively, PCT) and Pacific Urethanes, LLC (Pacific Urethanes).
On February 29, 2016, Elite acquired 100% of the equity of Elite Foam, LLC (Elite Foam).
On April 15, 2016, Elite acquired certain assets and liabilities of Hickory Springs Manufacturing, LLC (ECS LLC).
Basis of Presentation
Elite manages its businesses and consolidates its financial results in accordance with its two operating segments: Foam (Pacific Urethanes, Elite Foam and ECS LLC) and Additives (PCT). The Company maintains manufacturing locations in North Carolina, Georgia, Mississippi, Arkansas, and California and is headquartered in Newnan, Georgia.
The Foam segment develops, manufactures and commercializes flexible polyurethane foam that service its customers’ needs, with a focus on specialty foam technologies.  Technology and solutions are applicable to a broad range of markets including specialty bedding, furniture, packaging and recreational market segments.
The Additives segment develops, manufactures and distributes foam additives, specialty polyols, systems, and applications development for viscoelastic "memory" foam. The Additives segment has been providing innovative technology in the comfort industry for over a decade and is the inventor of open-cell viscoelastic foam and gel-infused foam technologies, as well as a wide range of polyols, additives, and specialty products designed to accommodate the diverse possibilities of viscoelastic foam.
Fiscal Year
Our fiscal year is a 52 or 53-week period ending on the Saturday closest to September 30.  Fiscal 2018 included 52 weeks.
Accounting Principles
The Company’s consolidated financial statements and accompanying notes are presented in accordance with accounting principles generally accepted in the United States of America (US GAAP).
Principles of Consolidation
The consolidated financial statements include the activities of Elite’s wholly owned subsidiaries, Elite Foam, Pacific Urethanes, PCT, and ECS LLC. All significant intercompany transactions have been eliminated in consolidation.

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Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs, expenses, gains and losses that are reported in the consolidated financial statements and accompanying disclosures. These estimates are based on management’s best knowledge of current events, historical experience, actions that the Company may undertake in the future and on various other assumptions that are believed to be reasonable under the circumstances. Significant estimates include the allowance for doubtful accounts, inventory write-downs, valuation of deferred tax assets, valuation of deferred compensation, valuation of contingent consideration (earn-out) and accrued liabilities. These estimates are inherently subjective. Accordingly, actual results could materially differ from those estimates.
Revenue Recognition
The Company recognizes revenue when persuasive evidence of an arrangement exists, the customer assumes the risk and rewards of ownership, the sales price is fixed or determinable, and collection is probable. These criteria are met at the time the title and risk of loss have been transferred.
Cash
The Company maintains cash deposits with major banks, which exceed federally insured limits. The Company periodically assesses the financial condition of the financial institutions and believes the risk of loss to be remote.
Accounts Receivable
Accounts receivable are stated net of allowances for doubtful accounts of $776 at September 29, 2018. Bad debt recovery was $(468) for the year ended September 29, 2018. The Company’s allowance for doubtful accounts is determined primarily by the specific identification method as well as reserving for a general percentage of aged accounts receivable. This method involves subjectivity and includes an evaluation of historical experience with the customer, current relationship with the customer, aging of the receivable, contract terms and discussions with the customer, marketing and contracts personnel, current economic trends, as well as other available data. The Company does not require collateral from its customers.
Concentration of Credit Risk
Financial instruments that subject the Company to concentrations of risk consist primarily of accounts receivable and raw material payments.
Sales
Two customers accounted for approximately 13% and 9% of sales for the year ended September 29, 2018.
Accounts Receivable
Two customers accounted for 17% and 12% of accounts receivable for the year ended September 29, 2018.
The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses.
Inventory
Inventories are stated at the lower of cost (first-in, first out) or net realizable value.

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Property, Plant and Equipment
Property, plant and equipment are stated at cost less accumulated depreciation. Expenditures for renewals and improvements that extend the life of an asset are capitalized, while maintenance and repairs, which do not significantly improve the related asset or extend its useful life, are charged to expense as incurred. For financial reporting purposes, assets are depreciated using the straight-line method over their estimated useful lives. Accelerated methods are used for income tax reporting purposes. Depreciation rates are reviewed annually and revised, if necessary, to reflect estimated remaining useful lives.
Estimated useful lives are as follows:

Building and improvements	10 to 39 years
Machinery and equipment	10 to 20 years
Furniture, office and other equipment	5 to 7 years
The cost of property, plant and equipment and related accumulated depreciation are removed from the accounts upon retirement or disposal of such assets and the resulting gain or loss is recognized at the time of disposition within selling, general and administrative expenses in the consolidated statement of operations and comprehensive income.
Goodwill
Goodwill represents the excess of acquisition costs over the fair value of tangible net assets and identifiable intangible assets of businesses acquired.  Goodwill is not amortized and is tested for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable.  The Company has elected July 1st as its annual impairment date. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators or competition.  The Company currently operates as two reporting units: Foam (ECS LLC, Pacific Urethanes and Elite Foam) and Additives (PCT). Goodwill is tested for impairment by determining the enterprise value of the reporting units based upon a market multiple of its operating cash flows before interest and taxes, and based upon a discounted cash flow methodology applied to the reporting units’ projected operations. The Company determines applicable multiples by reference to publicly available information for similar businesses.  Based on management’s assessment, no impairment of goodwill was considered necessary during the year ended September 29, 2018.
Long-lived Assets
The Company reviews its long-lived assets, which includes property, plant and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may not be fully recoverable. Intangible assets are amortized using the straight-line method over their estimated useful lives. Estimated useful lives of intangible assets range from 5 to 40 years. Events or changes in circumstances are evaluated based on a number of factors including operating results, business plans and forecasts, general and industry trends, and economic projections and anticipated cash flows. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of those assets, typically determined by the undiscounted cash flows associated with those assets. These future cash flows are based on management’s projection of future financial results, including revenues, costs, working capital changes, and capital expenditures. Actual results may differ from those estimates. Based on management’s assessment, no impairment of long-lived assets was considered necessary during the year ended September 29, 2018.

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Profit Interest Plan
The Company maintains a Profit Interest Plan (Plan) in which the Company can issue Class C units of its parent company, ECS LP. Under the plan, the amount of issued Class C units cannot exceed 10% of the total member units outstanding. The total number of authorized Class C units as of September 29, 2018 is 24,958,000. The Class C units vest over a five-year period based on time and performance vesting criteria. Half of the units vest pro-rata over the five-year period under the time vesting component and half of the units vest over the five-year period based upon reaching annual performance targets.
The Class C Units are accounted for as liability awards under Accounting Standard Codification Topic (ASC) 718, “Stock Compensation” and are fair valued at each reporting date by the Company. The fair value of the units is $1.52 as of September 29, 2018. The fair value of the units was determined using the income and market approaches, stock volatility assumptions and a waterfall of expected proceeds. Expected volatility was estimated based upon guideline companies and resulted in an estimated volatility of 33.6% as of September 29, 2018. A risk free rate of 2.81% was used based upon observed yields for two year U.S. Treasury securities for the year ending September 29, 2018. A total of 18,369,088 were outstanding and a total of 4,896,093 were vested as of September 29, 2018.
The total amount of compensation expense to be recognized over the vesting period for these units is approximately $27,921, of which $6,457 was recognized for the year ended September 29, 2018 and is recorded in selling, general and administrative expenses in the consolidated statement of operations and comprehensive income. The units become fully vested immediately prior to a change in control (Note 12). Liabilities of $7,449 are recorded in deferred compensation within current liabilities in the consolidated balance sheet as of September 29, 2018. As a result of the anticipated change in control (Note 12), the deferred compensation will be payable in January 2019.
Fair Value of Financial Instruments
The Company considers the carrying value of cash, accounts receivable, other current assets, accounts payable and accrued expenses to approximate their fair values due to the relatively short maturity of the respective instruments. Long-term debt and revolving credit facility are not traded; hence it is impracticable to estimate a fair value of these instruments beyond the carrying face value of the instruments.
The authoritative guidance for fair value measurements establishes a three-level hierarchy, which encourages an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring the fair value of a financial instrument. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
The three levels of the hierarchy are defined as follows:
Level 1 – inputs to the valuation techniques that are quoted prices in active markets for identical assets or liabilities.
Level 2 – inputs to the valuation techniques that are other than quoted prices but are observable for the assets or liabilities, either directly or indirectly.
Level 3 – inputs to the valuation techniques that are unobservable for the assets or liabilities.
All financial assets and liabilities are classified as Level 1 financial instruments and recorded at cost.
At September 29, 2018, the Company re-evaluated the contingent consideration estimate and determined that no amount would be owed. The change in estimate resulted in $1,145 being recognized as other income on the consolidated statement of operations and comprehensive income at September 29, 2018.

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Income Taxes
The Company recognizes income taxes using an asset and liability approach. This approach requires the tax consequences of events that have been recognized in its consolidated financial statements or tax returns. The measurement of current and deferred taxes is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated.
The Company records deferred income tax assets and liabilities for the expected future income tax consequences of differences between the financial reporting and tax reporting basis of assets and liabilities and of operating loss and income tax credit carry forwards. These balances are measured using the enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred income taxes of a change in tax rates is recognized in income in the year when the change is enacted.
The recognition and measurement of current taxes payable or refundable and deferred tax assets and liabilities requires that the Company make certain estimates and judgments. Changes to these estimates or a change in judgment may have a material impact on the Company’s tax provision in a future year.
The Company follows the applicable authoritative guidance related to accounting for uncertainty in income tax reporting. This guidance clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements. It also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.
The Company recognizes interest and penalties related to unrecognized tax benefits within income tax expense in the consolidated statement of operations and comprehensive income. The tax years ended September 29, 2018 and September 30, 2016 and 2017 are still open for examination by Federal and State tax authorities.
Advertising and Promotional Expenses
The Company expenses direct advertising and promotional costs as incurred. The Company recorded advertising and promotional expenses of $141 in selling, general and administrative expenses for the year ended September 29, 2018.
Shipping and Handling Costs
The Company incurs shipping and handling costs when delivering products to customers. All amounts billed to a customer in a sales transaction related to shipping and handling are recognized as revenue for the goods provided. Shipping and handling costs are classified as part of cost of sales in the accompanying consolidated statement of operations and comprehensive income.
Recently Adopted Financial Pronouncements
Measurement of Inventory
In July 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2015-11, “Simplifying the Measurement of Inventory,” which changed the measurement principle for inventory from the lower of cost or market to lower of cost and net realizable value. ASU No. 2015-11 was effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2016. As a result, we adopted ASU No. 2015-11 in the first quarter of fiscal 2018 and the adoption of this guidance did not have a significant impact on our consolidated financial statements.
Statement of Cash Flows
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address the diversity in how certain cash receipts and cash payments are presented in the statement of cash flows. This new guidance provides clarity around the cash flow classification for eight specific issues in an effort to reduce the current and potential future diversity in

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practice. This standard, which is to be applied retrospectively, will be effective for the first interim period within annual reporting periods beginning after December 15, 2017, and early adoption is permitted. We early adopted the pronouncement in the first quarter of fiscal 2018.
Recently Issued Accounting Pronouncements
In May 2014, the FASB issued ASU No. 2014-09, as amended, Revenue from Contracts with Customers (Topic 606). The amendments in this ASU are intended to enhance the comparability of revenue recognition practices and will be applied to all contracts with customers. Improved disclosures related to the nature, amount, timing, and uncertainty of revenue that is recognized are requirements under the amended guidance. The new revenue standard will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018 for nonpublic entities. We are therefore required to apply the new revenue guidance in our fiscal 2020 annual financial statements. This ASU can be adopted either retrospectively or as a cumulative-effect adjustment as of the date of adoption. We are currently assessing the impact that this guidance will have on our consolidated financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which increases transparency and comparability among companies accounting for lease transactions. The most significant change of this update will require the recognition of lease assets and liabilities on the balance sheet for operating lease arrangements with lease terms greater than twelve months for lessees. This update will require a modified retrospective application which includes a number of optional practical expedients related to the identification and classification of leases commenced before the effective date. This ASU is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2019 for nonpublic entities. We are therefore required to apply this guidance in our fiscal 2021 interim and annual financial statements. We are currently assessing the impact that this guidance will have on our consolidated financial statements.
There are no other new accounting pronouncements that are expected to have a significant impact on our consolidated financial statements.
2    Inventory
Inventory at September 29 consisted of the following:

2018

Raw Materials	$35,147
Work in Process	2,673
Finished Goods	20,902
Inventories	$58,722
3    Other Current Assets
Other current assets at September 29 consisted of the following:

2018

Prepaid Expense	$1,574
Other Receivables	156
Other	71
Other Current Assets	$1,801

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4    Property, Plant and Equipment
Property, plant and equipment at September 29 consisted of the following:

2018

Land	$587
Buildings and Improvements	25,346
Machinery and Equipment	50,564
Furniture, Office and Other Equipment	7,611
Construction in Progress	1,708
$85,816
Accumulated Depreciation	(14,161)
Property, Plant and Equipment - net	$71,655
Depreciation of property, plant and equipment was $6,484 for the year ended September 29, 2018.
5    Goodwill and Intangible Assets, net
Goodwill and intangible assets at September 29 consisted of the following:

2018

Goodwill	$225,628

Amortizable Assets - Gross:
Tradenames	$21,300
Customer Relationships	196,400
Non-compete Agreements	11,540
Internally Developed Technology	16,300
Total Amortizable Assets, Gross	$245,540
Accumulated Amortization - Tradenames	(3,788)
Accumulated Amortization - Customer Relationships	(18,088)
Accumulated Amortization - Non-compete Agreements	(5,997)
Accumulated Amortization - Internally Developed Technology	(2,206)
Amortizable Assets, net	$215,461
Amortization of intangible assets was $11,430 for the year ended September 29, 2018.
Future estimated amortization expense is as follows:

For the year ended September:

2019	$11,430
2020	11,430
2021	10,048
2022	9,122
2023	9,122
Thereafter	164,309
$215,461

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6    Long-term Debt
Long-term debt as of September 29 consisted of the following:

2018

Revolving Credit Facility (Total line amount of $25,000)	$6,000
Term Loan	300,360
Promissory Notes	81,100
$387,460
Less - Deferred Financing Costs	(6,502)
Net Long-Term Debt	$380,958
Less - Current Portion	(20,656)
Net Long-Term Debt	$360,302

Scheduled principal payments of long-term debt are as follows:

For the year ended September:

2019	$20,656
2020	28,919
2021	337,885
$387,460

Long-Term Debt
In connection with the acquisitions of PCT and Pacific Urethanes on January 15, 2016, the Company entered into a Credit Agreement which included a $145,000 Term Loan and a $20,000 Revolving Credit Facility with maturity dates of January 15, 2021.
In connection with the acquisition of Elite Foam on February 29, 2016, the Company entered into an Amended and Restated Credit Agreement which increased the Term Loan amount to $205,000. The Revolving Credit Facility remained unchanged.
In connection with the acquisition of ECS LLC on April 15, 2016, the Company entered into the Second Amended and Restated Credit Agreement which increased the amount borrowed under the Term Loan to $263,000, added a $62,000 Note Purchase Agreement subordinate to the Term Loan with a maturity date of January 15, 2021, and increased the availability on the Revolving Credit Facility to $25,000.
On December 21, 2016 the Company borrowed an additional $86,600 by entering into the Third Amended and Restated Credit Facility for an additional $67,500 and by entering into the First Amendment to the Note Purchase Agreement for an additional $19,100 for the purposes of providing members with a partial return of capital.
At September 29, 2018, the Company had $19,000 available under the $25,000 Revolving Credit Facility.
In connection with the Third Amended and Restated Credit Facility, the Company had a restricted delayed draw Credit Facility of $22,500. The facility expired and closed on December 31, 2017 with no funds drawn.
The interest rate on the Term Loan and Revolving Credit Facility is variable based on an index rate of LIBOR plus an applicable margin. The interest rate on the Term Loan was 8.83% at September 29, 2018. The interest rate on the Revolving Credit Facility was 8.58% at September 29, 2018.
The interest rate on the Note Purchase Agreement is fixed at 12.5% at September 29, 2018.
The Term Loan and Revolving Credit Facility are collateralized by substantially all the assets of the Company and include covenants that define maximum total leverage ratios. The Note Purchase Agreement is collateralized

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by substantially all the assets of the Company and include covenants that define total leverage ratios and minimum fixed charge coverage ratios. The Company was in compliance with all financial covenants for the year ending September 29, 2018. The Note Purchase Agreement is subordinate to the Term Loan and Revolving Credit Facility.
Deferred Financing Costs
The Company capitalized costs related to the Term Loan and the Note Purchase Agreement and is amortizing these costs over the life of the related debt.
At September 29, 2018, the Company had gross deferred financing costs of $13,461 and accumulated amortization of $6,959.
Amortization expense was $2,966 for the year ended September 29, 2018.
Estimated amortization for the next three years and thereafter is summarized as follows:

For the year ended September:

2019	$2,839
2020	2,667
2021	996
$6,502
7    Income Taxes
Under the liability method, a deferred tax asset or liability is measured based on the difference between the financial statements and tax bases of assets and liabilities, as measured by the enacted tax rates.
Income tax expense shown in the accompanying statement of operations and comprehensive income is comprised of the following:

Year ended September 29	2018

Current:
Federal	$1,016
State	815
Total Current	$1,831
Deferred:
Federal	$(4,584)
State	1,354
Total Deferred	$(3,230)
Total Income Tax Benefit	$(1,399)

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Income tax expense differs from that based on the federal statutory rate due to the following:

Year ended September 29	2018

Federal Tax Expense at Statutory Rate (1)	$6,269
State Tax Expense - Net of Federal Provision	1,496
Permanent Differences and Other	1,159
Impact of 2017 Tax Reform	(10,323)
Total	$(1,399)

(1) The Federal statutory rate for the year ended September 29, 2018 is 24.5%.

The Company’s deferred income tax assets (liabilities) are as follows:

Year ended September 29	2018

Deferred Tax Assets:
Accounts Receivable	$256
Transaction Costs	1,963
Inventory	647
Tax Credit Carryforward	331
Deferred Tax Assets	$3,197
Deferred Tax Liabilities:
Property, Plant, and Equipment	$(7,071)
Goodwill and Intangible Assets	(20,668)
Deferred Tax Liabilities	$(27,739)
Total	$(24,542)
ASC 740 requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible. In making this determination, management considers all available positive and negative evidence affecting specific deferred tax assets, including the Company’s past and anticipated future performance, the reversal of deferred tax liabilities, length of carryback and carryforward periods and the implementation of tax planning strategies.
Based on all available evidence, Management has determined that no valuation allowance was necessary at September 29, 2018.
Management’s judgment is required in determining tax provisions and evaluating tax positions. Although management believes its tax positions and related provisions reflected in the consolidated financial statements are fully supportable, it recognizes that these tax positions and related provisions may be challenged by various tax authorities. These tax positions and related provisions are reviewed on an ongoing basis and are adjusted as additional facts and information become available, including progress on tax audits, changes in interpretation of tax laws, developments in case law and closing of statute of limitations.
On December 22, 2017, the Tax Cuts and Jobs Act (“the Act”) was enacted, which reduced the federal corporate income tax rate to a blended rate of 24.5% for the year ended September 29, 2018, and 21% beyond, and contained several other provisions that could impact the Company, including the potential limitation on interest deductions and net operating loss carryforwards, the repeal of the corporate alternative minimum tax (AMT), and the domestic production activities deduction (DPAD).  The new tax rate

Elite Comfort Solutions Inc. and Subsidiaries    17

is effective January 1, 2018, while most other provisions are effective for years beginning after December 31, 2017.
These changes had a material impact on the financial statements for the year ended September 29, 2018.  The lower tax rate reduced current federal income tax expense by approximately $200, and deferred taxes at September 29, 2018 were re-measured based on the new tax rate, resulting in a federal deferred tax benefit of $10,323.  The potential limitation on interest deductions and the repeal of the AMT and DPAD do not take effect for the Company until the fiscal year ending in 2019.  At September 29, 2018, the Company has AMT credit carryforwards of $331, which are still valid, and are expected to be utilized in-full during the fiscal year ending 2019.
8    Shareholder’s Equity
Common Stock
The Company is authorized to issue one class of stock, designated “Common Stock,” with a par value of $.01 per share. The total number of Common Stock that the Company has issued and outstanding are 100 shares. ECS, LP owns all of the Company’s shares and all dividends are paid directly to the limited partnership. The distribution of dividends or property would be governed by the terms of ECS, LP’s second Amended and Restated LP Agreement.
Dividends
No dividends were accrued or paid in the year ended September 29, 2018.
Profit Interest Units
The Company is authorized to issue Class C units of its parent company ECS, LP. The Company has 18,369,088 Class C units issued and outstanding as of September 29, 2018. Class C unit holders do not have voting rights. (Note 1)
9    Employee Retirement Plans
Defined Contribution Plans
At September 29, 2018, ECS LLC maintains a defined contribution retirement savings plan (401(k) plans), covering all eligible employees of Elite and its subsidiaries. Under the 401(k) plan, the Company contributes a matching contribution of 100% of the first 3% and 50% of the 4th and 5th% of participating employees’ compensation.  The matching contribution expense paid was $529 for the year ended September 29, 2018.
Until January 1, 2018, in addition to the ECS LLC 401(k) plan, the Company maintained three defined contribution 401(k) plans, covering all eligible employees as detailed below. Each of these plans were closed and combined with the ECS LLC plan.
Under the Peterson Chemical 401(k) Plan, the Company contributed a matching contribution of 100% of the first 3% and 50% of the 4th and 5th% of participating employees’ compensation.  The matching contribution expense paid was $10 for the year ended September 29, 2018.
Under the Elite Foam 401(k) Plan, the Company contributed a matching contribution of 100% of the first 3% and 50% of the 4th and 5th% of participating employees’ compensation. The matching contribution expense was $14 for the year ended September 29, 2018.
Under the Pacific Urethanes 401(k) Plan, the Company contributed a matching contribution of 100% of the first 3% and 50% of the 4th and 5th% of participating employees’ compensation.  The matching contribution expense paid was $11 for the year ended September 29, 2018.

Elite Comfort Solutions Inc. and Subsidiaries    18

10	Related-party Transactions
The Company pays a quarterly management fee to its majority owner based on results of operations. The Company expensed $800 of management fees for the year ended September 29, 2018 and is included with selling, general and administrative expenses on the consolidated statement of operations and comprehensive income.
11    Commitments and Contingencies
Operating Leases
The Company has facility and equipment leases expiring at various dates through September 2023. Some of the agreements require the Company to pay certain operating and other expenses. Also, the leases provide for increases in future minimum rental payments based on various factors including prevailing lease rates in the local real estate markets.
Future minimum lease payments required under these non-cancelable operating lease agreements are as follows:

For the year ended September:

2019	$5,359
2020	4,536
2021	3,784
2022	2,673
2023	1,477
$17,829
Total lease expense was $6,268 for the year ended September 29, 2018 and is included within cost of sales on the consolidated statement of operations and comprehensive income.
Litigation
The Company is subject to routine litigation incidental to its business. Management does not believe the results of any pending legal proceedings will have a materially adverse effect on the Company’s financial position or results of operations.
12    Subsequent Events
The Company has evaluated subsequent events through December 14, 2018, the date these consolidated financial statements were available to be issued.
On November 6, 2018, the Company reached a definitive agreement to sell 100% of the stock of Elite to Leggett & Platt Inc. (L&P) for $1.25 billion in cash.  The transaction has been approved by the boards of directors of L&P and ECS, LP and will close in January 2019, subject to customary closing conditions and regulatory approvals. No transactions have been recorded as a result of this subsequent event.
All subsequent events requiring recognition or disclosure have been incorporated into these consolidated financial statements.